Exhibit 10.3

                                  Confidential
                         INTERACTIVE MARKETING AGREEMENT
                         -------------------------------

          This Interactive Marketing Agreement (the "Agreement") dated as of June 1, 1998 (the "Effective Date"), is between America Online, Inc. ("AOL"), a Delaware corporation, with offices at 22000 AOL Way, Dulles, Virginia 20166, and DataMark Holding Inc., a Delaware corporation, d/b/a Digital Courier Technologies, Inc., ("MP"), with offices at 448 E. Winchester Street, Suite 400, Salt Lake City, Utah 84107. AOL and MP may be referred to individually as a "Party* and collectively as the "Parties."

                                  INTRODUCTION
                                  ------------

          AOL and MP each desires to enter into an interactive marketing relationship whereby AOL will promote and distribute an interactive site referred to (and further defined) herein as the Affiliated MP Site. This relationship is further described below and is subject to the terms and conditions set forth in this Agreement. Defined terms used but not defined in the body of the Agreement will be as defined on Exhibit B attached hereto.

                                      TERMS
                                      -----

 1 .      PROMOTION, DISTRIBUTION AND MARKETING.
          --------------------------------------

          1.1. AOL Promotion of Affiliated MP Site. AOL will provide MP with the promotions (or any comparable promotions as provided below) for the Affiliated MP Site described on Exhibit A (the "Promotions"). Subject to MP's reasonable approval, AOL will have the right to fulfill its promotional commitments with respect to any of the foregoing by providing MP with comparable promotional placements in appropriate alternative areas of the AOL Network. In addition, if AOL is unable to deliver any particular Promotion, subject to MP's reasonable approval, AOL will provide MP, as its sole remedy, with a comparable promotional placement. AOL reserves the right to redesign or modify the organization, structure, "look and feel," navigation and other elements of the AOL Network at any time. In the event such modifications materially and adversely affect any specific Promotion, subject to MP's reasonable approval, AOL will provide MP, as its sole remedy, with a comparable promotional placement.

          1.2. Impressions. During the Term, AOL shall deliver Five Hundred Million (500,000,000) Impressions to MP through the Promotions (the "Impressions Commitment"). With respect to the Impressions Commitment, any shortfall in Impressions at the end of a year will not be deemed a breach of the Agreement by AOL; instead such shortfall will be added to the Impressions target for the subsequent year. In the event there is (or will be in AOL's reasonable judgment) a shortfall in Impressions as of the end of the Initial Term (a "Final Shortfall"), AOL will provide MP, as its sole remedy, with advertising placements on the AOL Network which have a total value, based on AOL's then-current advertising rate card, equal to the value of the Final Shortfall (determined by multiplying the percentage of Impressions that were not delivered by the total, guaranteed payment provided for below). In the event AOL provides an excess of Impressions in any year, the Impressions target for the subsequent year will be reduced by the amount of such windfall.

          1.3   AOL.com Promotions.
                -------------------


                (i) AOL Option. On or prior to June 30, 1998 (the "Closing Date"), AOL shall have the option (the "AOL Option"), exercisable in AOL's sole discretion, to provide MP with the additional package of promotions and placements on AOL.com as provided on Exhibit A-1 attached hereto (the "AOL.com Promotions"), by providing MP with written

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                       notice,  which  notice  shall be  attached  hereto  as an
                       appendix and will be incorporated as part of this Agreement. Should AOL exercise the AOL Option, MP shall accept the AOL.com Promotions and shall immediately begin payment of the amounts required pursuant to Section 4.2 hereof. In such event, the AOL.com Promotions will be applied towards fulfilling the Impressions Commitment and such AOL.com Promotions will be deemed to be a part of the Promotions as defined in Section 1.1 hereof.

                (ii) AOL.com Promotions. Provided that AOL has exercised the AOL Option, at any time during the Term, AOL shall have the right to cease the AOL.com Promotions by providing MP with at least thirty (30) days notice of its intent to do so. In the event that AOL exercises the foregoing right, AOL shall forfeit all rights in and to any unvested Performance Warrant Shares granted to AOL pursuant to
                       Section 5 hereof. Notwithstanding the foregoing, in no event will AOL provide less than the Impressions Commitment through the Promotions.

                (iii) AOL.com Premier Position. In the event that AOL decides to offer a premier video partner position to any third party on AOL.com which is similar to the Premier Video Partner position provided to MP in Section 3 hereof, AOL shall enter into good faith negotiations with MP for a period of time not to exceed fifteen (15) days with respect to offering a premier video position to MP on AOL.com.

          1.4. Content of Promotions. Promotions for MP will link only to the Affiliated MP Site and will promote only the Premier Product. The specific MP Content to be contained within the Promotions (including, without limitation, advertising banners and contextual promotions) (the Promo Content") will be determined by MP, subject to AOL's technical limitations, the terms of this Agreement and AOL's then-applicable policies relating to advertising and promotions. MP will submit in advance to AOL for its review a quarterly online marketing plan with respect to the Affiliated MP Site. The Parties will meet in person or by telephone at least monthly to review operations and performance hereunder, including a review of the Promo Content to ensure that it is designed to maximize performance. MP will consistently update the Promo Content no less than twice per week. Except to the extent expressly described herein, the specific form, placement, duration and nature of the Promotions will be as determined by AOL in its reasonable editorial discretion (consistent with the editorial composition of the applicable screens).

          1.5. MP Promotion of Affiliated MP Site and AOL. As set forth in fuller detail in Exhibit C, MP will promote AOL as its preferred Interactive Service and will promote the availability of the Affiliated MP Site through the AOL Network. MP will not implement or authorize any promotion similar in any material respect (including, without limitation, in scope, purpose, amount, prominence or regularity) to the promotion required or provided pursuant to Exhibit C for any other Interactive Service.

 2.       AFFILIATED MP SITE.
          -------------------

          2.1.  Customized  Site.  The Affiliated MP Site shall be a customized,
                optimized  and   "mirrored"   version  of  MP's  main  web  site
                containing the specific Content described in Section 2.2 below.

          2.2. Content. MP will make available through the Affiliated MP Site the comprehensive offering of Products and other related Content described on Exhibit D. Except as mutually agreed in writing by the Parties, the Affiliated MP Site will contain only Content that is directly related to the MP Products listed on Exhibit D and will not contain any third-party products, services, programming or other Content. All sales of Products through the Affiliated MP Site will be conducted through a direct sales format; MP will not promote, sell, offer or otherwise distribute

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                any products through any format other than a direct sales format
                (e.g., through auctions or clubs) without the prior written consent of AOL. MP will review, delete, edit, create, update and otherwise manage all Content available on or through the Affiliated MP Site in accordance with the terms of this Agreement. MP will ensure that the Affiliated MP Site does not in any respect promote, advertise, market or distribute the products, services or content of any other Interactive Service or any entity reasonably construed to be in competition with AOL.

          2.3. Production Work. Except as agreed to in writing by the Parties pursuant to the "Production Work" section of the Standard Online Commerce Terms & Conditions attached hereto as Exhibit F, MP will be responsible for all production work associated with the Affiliated MP Site, including all related costs and expenses.

          2.4. Hosting: Communications. MP will be responsible for all communications, hosting and connectivity costs and expenses associated with the Affiliated MP Site. In addition, MP will provide all computer hardware (e.g., servers, network devices, routers, switches, telephones and other similar equipment) and all computer software (e.g., web servers, operating systems, applications, databases and other similar resources) necessary for MP to access the AOL Network. Additionally MP will bear responsibility for the implementation, management and costs associated with the Affiliated MP Site. MP will utilize a dedicated high speed connection to maintain quick and reliable transport of information to and from the MP data center and AOL's designated data center.

          2.5. Technology. MP will take all reasonable steps necessary to conform its promotion and sale of Products through the Affiliated MP Site to the then-existing technologies identified by AOL which are optimized for the AOL Service. Additionally, MP shall have the right to make available to AOL users (i) "streaming audio or video" or any comparable audio or video delivery technology and (ii) "wav" files, mpeg files or other downloadable, nonstreamed audio or video files through any linked pages of the Affiliate MP Site; provided that, MP shall not make available any full length Video Products or any substantial portion thereof through the products described in either clause (i) or (ii) above, and (b) if MP's provision of the foregoing products result in an increase in AOL's network costs, AOL shall have the right to restrict MP's offering of the foregoing and the Parties shall renegotiate the economic terms of this Agreement. AOL will be entitled to require reasonable changes to the Content (including, without limitation, the features or functionality) within any linked pages of the Affiliated MP Site to the extent such Content will, in AOL's good faith judgment, adversely affect any operational aspect of the AOL Network. AOL reserves the right to review and test the Affiliated MP Site from time to time to determine whether the site is compatible with AOL's then-available client and host software and the AOL Network.

          2.6. Product Offering. MP will ensure that the Affiliated MP Site includes all of the Products and other Content (including, without limitation, any features, offers, contests, functionality or technology) that are then made available by or on behalf of MP through any Additional MP Channel; provided, however, that (a) such inclusion will not be required where it is commercially or technically impractical to either Party (i.e., inclusion would cause either Party to incur substantial incremental costs); and (b) the specific changes in scope, nature and/or offerings required by such inclusion will be subject to AOL's review and approval and the terms of this Agreement.

          2.7. Pricing and Terms. MP will ensure that: (a) the prices (and any other required consideration) for Products in the Affiliated MP Site do not exceed the prices for the Products or substantially similar Products offered by or on behalf of MP through any Additional MP Channel; (b) the terms and conditions related to Products in the Affiliated MP Site are no less favorable in any respect than the terms and conditions for the Products or substantially similar Products offered by or on behalf of MP through any Additional MP Channel; and (c) both the prices and

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                the terms and  conditions  related to Products in the Affiliated
                MP Site are reasonably and generally competitive in all material respects with the prices and terms and conditions for the Products or substantially similar Products offered by third parties which offer Video Products through any Interactive Site.

          2.8. Special Offers. MP will (a) promote through the Affiliated MP Site any special or promotional off ers made available by or on behalf of MP through any Additional MP Channel and (b) promote through the Affiliated MP Site on a regular and consistent basis special offers exclusively available to AOL Members and /or AOL Users ((a) and (b) collectively, the "Special Offers"). MP will provide AOL with reasonable prior notice of Special Offers so that AOL can market the availability of such Special Offers in the manner AOL deems appropriate in its editorial discretion, subject to the terms and conditions hereof.

          2.9. Operatinq Standards. MP will ensure that the Affiliated MP Site complies at all times with the standards set forth in Exhibit E attached hereto. To the extent site standards are not established in Exhibit E with respect to any aspect or portion of the Affiliated MP Site (or the Products or other Content contained therein), MP will provide such aspect or portion at a level of accuracy, quality, completeness, and timeliness which meets or exceeds prevailing standards in the video sale and rental  industry.  In the  event  MP fails  to  comply  with any material terms of this Agreement or any Exhibits attached hereto, AOL will have the right (in addition to any other remedies available to AOL hereunder) to decrease the promotion it provides to MP hereunder (and to decrease or cease any other contractual obligation hereunder) until such time as MP corrects its non-compliance (and in such event, AOL will be relieved of the proportionate amount of any promotional commitment made to MP by AOL hereunder corresponding to such decrease in promotion) and (b) any revenue threshold(s) set forth in Section 4.2 will each be adjusted proportionately to correspond to such decrease in promotion and other obligations during the period of non-compliance.

          2.10. Advertising Sales. MP shall have the right to sell promotions, advertisements, links pointers or similar services or rights through the Affiliated MP Site ("Advertisements"). The specific advertising inventory within the Affiliated MP Site will be as reasonably determined by MP. Notwithstanding the foregoing, in the event that MP desires to retain a third party to sell advertising in the Affiliated MP Site on behalf of MP, MP shall first offer to AOL the right to sell such Advertisements on behalf of MP. MP and AOL shall share the revenues derived from the sale of Advertisements in the Affiliated MP Site pursuant to
                Section 4.4 hereof. All Advertisements in the Affiliated MP Site shall be subject to AOL's then-applicable advertising policies, exclusivities and prior approval.

          2.11. Traffic Flow. MP will take reasonable efforts to ensure that AOL traffic is either kept within the Affiliated MP Site or channeled back into the AOL Network (with the exception of advertising links sold and implemented pursuant to the Agreement). The Parties will work together on implementing mutually acceptable links from the Affiliated MP Site back to the AOL Service.

 3.       PREMIER STATUS.
          ---------------

          3.1. Premier Product Provided MP is in compliance with all material terms of this Agreement, during the Initial Term, MP will be one of only two third-party resellers of Premier Products (each a "Premier Video Partner") expressly promoted by AOL on the Premier Screens of the AOL Service as provided on Exhibit A attached hereto.

          3.2. Exceptions. Notwithstanding anything to the contrary contained in this Section 3 (and without limiting any actions which may be taken by AOL without violation of MP's rights hereunder), no provision of this Agreement will limit AOL's ability (on or off the AOL Network) to: (i) undertake activities or perform duties pursuant to existing arrangements with third parties (or

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                pursuant  to  any  agreements  to  which  AOL  becomes  a  party subsequent  to the  Effective  Date as a result  of a Change  of
                Control,  assignment,   merger,  acquisition  or  other  similar
                transaction);   (ii)   promote  or  provide   "run  of  service"
                advertisement placements; (iii) promote or provide advertisement placements to any third party in any shopping area or channel;
                (iv) promote or provide advertisement placements to any video club, motion picture, television or film studio or any entity which creates films, television programs, or motion picture theatrical productions; (v) promote or provide advertisement placements to any reseller of Video Products, provided that, except for the other Premier Video Partner, such promotions or
                advertisements   cannot  promote  any  online   transactions  in
                connection with Video Products or link to a web site which offers online transactions in connection with Video Products;
                (vi) enter into an arrangement with any third party for the primary purpose of acquiring AOL Members whereby such party is allowed to promote or market products or services to AOL Members that are acquired as a result of such agreement; (vii)create contextual links or editorial commentary relating to any third party marketer of the Premier Product; or (viii) promote, advertise or distribute the products of any third party which is an aggregator of products (i.e., it is primarily engaged in
                activities   other  than  marketing   Video  Products)  each  an
                "Aggregator"); provided that such promotions do not expressly promote an Aggregator's Premier Product within the Premier Screens.

          3.3. Product Offer Right. In the event that MP does not offer certain Video Products through the Affiliated MP Site, and if AOL, in its reasonable judgment, determines that the offering of such Video Products is important to a good AOL User experience, MP shall have thirty (30) days after notice from AOL to provide such Video Products in the MP Affiliated Site, and if within such thirty (30) day period MP is unable to provide such Video Products, AOL shall have the right to engage other third parties to provide such Video Products.

 4.       PAYMENTS.
          ---------

          4.1.  Guaranteed   AOL   Service   Payments.   MP   will   pay  AOL  a
                non-refundable guaranteed payment of Twelve Million Dollars (US $12,000,000) as follows:

                (i) One Million Two Hundred Thousand Dollars (US $1,200,000) upon execution of this Agreement;

                (ii) Four Million Dollars (US $4,000,000) on or prior to January 1, 1999;

                (iii) Four Million Dollars (US $4,000,000) on or prior to July 1, 1999; and

                (iv) Two Million Eight Hundred Thousand Dollars (US $2, 800,000) on or prior to January 1, 2000.

                (v) Notwithstanding the foregoing, all payments required pursuant to this Section 4.1 shall immediately become due and payable within five (5) days of the occurrence of an underwritten secondary public offering of shares of MP resulting in net proceeds to MP of at least Twenty Million Dollars (US $20,000,000).

          4.2 Guaranteed AOL.com Payments. In the event that AOL exercises the AOL Option pursuant to Section 1.3 hereof, on the Closing Date, MP shall deliver to AOL either (i) an aggregate of nine hundred fifty five thousand four hundred fourteen (955,414) shares of common stock of MP (the "Common Stock") or (ii) in the event that the ten day trailing average closing price per price of the Common Stock reported on the NASDAQ Stock Market ("the Market Price") as of the Closing Date, is less than the Market Price as of the execution date hereof, such number of shares of Common Stock as determined by dividing (i) the Market Price as of the Closing Date into (ii) Six Million Dollars (US $6,000,000).

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          4.3.  Sharing of Transaction  Revenues.  MP shall pay to AOL an amount equal to four tenths of one percent (.4%) of Transaction Revenues until such time as the Revenue Threshold has been met. From and after the Revenue Threshold has been met, MP shall pay to AOL an amount equal to three percent (3%) of all Transaction Revenues generated hereunder. MP will pay all of the foregoing amounts on a quarterly basis within thirty (30) days following the end of the quarter in which the applicable Transaction Revenues were generated.

          4.4. Sharing of Advertising Revenues. MP shall pay to AOL an amount equal to fifty percent (50%) of all Advertising Revenues generated hereunder. Each Party will pay the other Party all Advertising Revenues received and owed to such other Party as described herein on a quarterly basis within thirty (30) days following the end of the quarter in which such amounts were generated by such Party.

          4.5. Alternative Revenue Streams. In the event MP or any of its affiliates (a) receives or desires to receive, directly or indirectly, any Additional Revenues in connection with the Affiliated MP Site (an "Alternative Revenue Stream"), MP will promptly inform AOL in writing, and the Parties will negotiate in good faith regarding whether MP will be allowed to market Products producing such Alternative Revenue Stream through the Affiliated MP Site, and if so, the equitable portion of revenues from such Alternative Revenue Stream (if applicable) that will be shared with AOL (in no event less than the percentage of Transaction Revenues to be paid to AOL pursuant to this Section
                4).

          4.6. Late Payments: Wired Payments. All amounts owed hereunder not paid when due and payable will bear interest from the date such amounts are due and payable at the prime rate in effect at such time as listed in the Wall Street Journal. All payments required hereunder will be paid in immediately available, non-refundable U.S. funds wired to the "America Online" account, Account Number 323070752 at The Chase Manhattan Bank, 1 Chase Manhattan Plaza, New York, NY 10081 (ABA: 021000021).

          4.7. Auditing Rights. MP will maintain complete, clear and accurate records of all expenses, revenues and fees in connection with the performance of this Agreement. For the sole purpose of ensuring compliance with this Agreement, AOL will have the right, at its expense, to direct an independent certified public accounting firm to conduct a reasonable and necessary inspection of portions of the books and records of MP which are relevant to MP's performance pursuant to this Agreement. Any such audit may be conducted after twenty (20) business days prior written notice.

          4.8. Taxes. MP will collect and pay and indemnify and hold AOL harmless from, any sales, use, excise, import or export value added or similar tax or duty not based on AOL's net income, including any penalties and interest, as well as any costs associated with the collection or withholding thereof, including attorneys'fees.

          4.9.  Reports.
                --------

                4.9.1. Sales Reports. MP will provide AOL in an automated manner with a monthly report in an AOL-designated format, detailing the following activity in such period (and any other information mutually agreed upon by the Parties or reasonably required for measuring revenue activity by MP through the Affiliated MP Site): summary sales information by day (date, number of Products, number of orders, total Transaction Revenues); and (ii) detailed sales information (order date/time stamp (if technically feasible), purchaser name and screenname, SKU or Product description) (the information in clauses (i) and (ii), "Sales Reports"). AOL will be entitled to use the Sales Reports in its business operations, subject to the terms of this Agreement. More generally, each payment to be made by MP pursuant to this Section 4 will be accompanied

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                       by a report  containing  information  which  supports the
                       payment, including information identifying (i) gross Transaction Revenues and all items deducted or excluded from gross Transaction Revenues to produce Transaction Revenues, including, without limitation, chargebacks and credits for returned or canceled goods or services (and, where possible, an explanation of the type of reason
                       therefor,   e.g.,  bad  credit  card  information,   poor
                       customer   service,   etc.)   and  (ii)  any   applicable
                       Advertising Revenues.

                4.9.2. Fraudulent   Transactions  To  the  extent  permitted  by
                       applicable laws, MP will provide AOL with an prompt report of any fraudulent order, including the date, screenname or email address and amount associated with such order, promptly following MP obtaining knowledge that the order is, in fact, fraudulent.

 5.       WARRANTS.
          ---------

          5.1   Grant of Warrants.

                (i) First Warrant. MP hereby grants to AOL a warrant representing the right for a seven (7) year period to purchase an aggregate of three hundred eighteen thousand four hundred seventy one (318,471) shares of Common Stock (the "Performance Warrant Shares") at an exercise price equal to Twelve Dollars and Fifty Seven Cents ($12.57).

                (ii) Second Warrant. In the event that MP exercises the AOL Option pursuant to Section 1.3 hereof, on the Closing Date, MP will grant to AOL a warrant representing the right for a seven (7) year period to purchase (i) an aggregate of three hundred eighteen thousand four hundred seventy one (318,471) fully vested shares of Common Stock (the "Time Warrant Shares") at an exercise price equal to Six Dollars and Twenty Eight Cents ($6.28) or (ii) in the event that the Market Price as of the Closing Date is less than the Market Price as of the execution date hereof, such number of fully vested shares of Common Stock as determined by dividing (i) the Market Price as of the Closing Date into (ii)Two Million Dollars (US $2,000,000), at an exercise price equal to the Market Price as of the Closing Date.

          5.2 Vesting of Performance Warrant Shares. The Performance Warrant Shares granted hereunder shall vest in accordance with the following schedule:

                (i) during the second (2nd), third (3rd), fourth (4th ) and fifth (5th ) quarters of the Term, provided that AOL shall have delivered at least twenty five million
                       (25,000,000) Impressions to MP during each of the foregoing quarters, at the end of each such quarter, AOL shall vest in twenty six thousand, five hundred thirty nine (26,539) of the Performance Warrant Shares; and

                (ii) during the sixth (6th) through thirteenth (13th) quarters of the Term, provided that AOL shall have delivered at least fifty million (50,000,000) Impressions to MP during each of the foregoing quarters, at the end of each such quarter, AOL shall vest in twenty six thousand, five hundred thirty nine (26,539) of the Performance Warrant Shares.

                (iii) Notwithstanding the foregoing, all Performance Warrant Shares shall immediately vest (a) in the event that AOL and MP shall enter into a binding agreement with respect to the promotion by AOL of other content or commerce offerings of MP, or (b) upon a Change of Control of MP.

                                       7
34434-3

          5.3 Terms and Conditions/ Anti-Dilution Rights. MP hereby agrees to use best efforts to amend its current registered "shelf" offering to ensure that any shares of Common Stock granted to AOL hereunder, or any warrants convertible into or exchangeable for Common Stock, shall be granted to AOL from shares of Common Stock that are registered and fully transferable under MP's current "shelf" offering. On the execution date hereof, AOL shall have weighted average anti-dilution protection rights in the event that MP issues any shares of Common Stock or any security convertible into or exchangeable for Common Stock to any person or entity and the consideration per share is less than the exercise price of the Time Warrant Shares (as applicable) or the Performance Warrant Shares. All rights granted in this Section 5.3 are supplementary and additional to any other rights provided herein, including, without limitation, the rights granted in Section 5.1 hereof.

          5.4   Approval: Final Agreement.
                --------------------------
                (a) The provisions of this Section 5 contain all of the principal and essential terms and conditions of the Warrant granted to AOL hereunder, and without limiting the foregoing, within thirty (30) days of the execution hereof (the "Cutoff Date"), MP shall issue the Warrant granted hereunder and will enter into a Common Stock Subscription Warrant Agreement substantially in the form of Exhibit H attached hereto which will document the Warrants granted to AOL hereunder.

                (b) MP hereby acknowledges and agrees that, in the event of a breach of the provisions of this Section 5.4, AOL would be irreparably harmed and it would be impossible for AOL to determine the amount of damages that would result from such breach, and that accordingly, any remedy at law for any such breach or threatened breach thereof, would be inadequate. Accordingly, MP agrees that if the Cutoff Date shall have occurred and MP shall not have executed a Common Stock Subscription Warrant, the provisions of this Section 5.4 may be specifically enforced through equitable and injunctive relief in addition to any other applicable rights or remedies AOL may have, from any court of competent jurisdiction. MP hereby waives the claim or defense that a remedy at law would be adequate in respect to this provision, and agrees to have this Section 5.4 specifically enforced against MP without the necessity of posting bond or other security, and consents to the entry of injunctive relief enjoining or restraining any breach or threatened breach of this Section 5.4.

 6.       TERM; RENEWAL; TERMINATION.
          ---------------------------
          6.1. Term. Unless earlier terminated as set forth herein, the initial term of this Agreement will be thirty nine (39) months from the Effective Date (the "Initial Term").

          6.2. Renewal. Upon conclusion of the Initial Term of this Agreement, AOL will have the right to renew the Agreement for successive one-year renewal terms (each a "Renewal Term" and together with the Initial Term, the "Term") by providing MP with notice of AOL's intention to renew the Agreement for a subsequent Renewal Term no later than thirty (30) days prior to the commencement of such Renewal Term. During any such Renewal Term: (i) MP will not be required to pay any guaranteed, fixed payment or perform the cross promotional obligations specified in Section 1; and (ii) AOL will not be required to provide MP with the premier promotions as provided in Section 3 and Exhibit A hereof; provided that (iii) for so long as AOL may elect to maintain the premier promotions contained herein during a Renewal Term, MP will continue to perform its cross-promotional obligations.

          6.3. Termination for Breach. Except as expressly provided elsewhere in this Agreement, either Party may terminate this Agreement at any time in the event of a material breach of the Agreement by the other Party which remains uncured after thirty (30) days written notice thereof to the other Party (or such shorter period as may be specified elsewhere in this Agreement); provided that AOL will not be required to provide notice to MP

                                       8
34434-3
                in connection with MP's failure to make any payment to AOL required hereunder, and the cure period with respect to any scheduled payment will be five(5) days from the date for such payment provided for herein. Notwithstanding the foregoing, in the event of a material breach of a provision that expressly requires action to be completed within an express period shorter than 30 days (e.g., the service level response times set forth in Section 5 of Exhibit E), either Party may terminate this Agreement if the breach remains uncured after written notice thereof to the other Party.

          6.4. Termination for Bankruptcy/Insolvency. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

          6.5. Termination on Change of Control In the event of (i) a Change of Control of MP resulting in control of MP by an Interactive Service or (ii) a Change of Control of AOL, AOL may terminate this Agreement by providing thirty (30) days prior written notice of such intent to terminate.

          6.6.  Termination  for  Failure  to  Create  an  Affiliated  MP  Site.
                Notwithstanding anything to contrary contained herein, if MP shall not have created an Affiliated MP Site which complies with the provisions hereof (including, without limitation, Sections 2.2, 2.5, 2.6, 2.9, 2.11, and the provisions of Exhibit I attached hereto) prior to August 31, 1998, AOL shall have the right to immediately terminate this Agreement.

          6.7. Early Termination Right. Notwithstanding anything to the contrary contained herein, at any time prior to the Closing Date, MP shall have the right to terminate this Agreement (the "Termination Right") by providing AOL with no less than two (2) days written notice thereof, provided that (i) upon exercise of such Termination Right, MP shall pay to AOL a sum of One Million Dollars (US $1,000,000) in lieu of the payments required pursuant to Section 4.1 hereof, and (ii) at such time as AOL shall exercise the AOL Option pursuant to Section 1.3 hereof, MP shall no longer have the right to exercise the Termination Right, and such right shall be void and of no further legal effect.

 7.       MANAGEMENT COMMITTEE/ARBITRATION.
          ---------------------------------

          7.1. The Parties will act in good faith and use commercially reasonable efforts to promptly resolve any claim, dispute, claim, controversy or disagreement (each a "Dispute") between the Parties or any of their respective subsidiaries, affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby. If the Parties cannot resolve the Dispute within such time frame, the Dispute will be submitted to the Management Committee for resolution. For ten
                (10) days following submission of the Dispute to the Management Committee, the Management Committee will have the exclusive right to resolve such Dispute; provided further that the Management Committee will have the final and exclusive right to resolve Disputes arising from any provision of the Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms. If the Management Committee is unable to amicably resolve the Dispute during the ten-day period, then the Management Committee will consider in good faith the possibility of retaining a third party mediator to facilitate resolution of the Dispute. In the event the Management Committee elects not to retain a mediator, the dispute will be subject to the resolution mechanisms described below. "Management Committee" will mean a committee made up of a senior executive from each of the Parties for the purpose of resolving Disputes under this Section 7 and generally overseeing the relationship between the Parties contemplated by this

                                       9
 34434-3

                Agreement. Neither Party will seek, nor will be entitled to seek, binding outside resolution of the Dispute unless and until the Parties have been unable to amicably resolve the Dispute as set forth in this Section 7 and then, only in compliance with the procedures set forth in this Section 7.

          7.2. Except for Disputes relating to issues of (i) proprietary rights, including but not limited to intellectual property and confidentiality, and (ii) any provision of the Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms (which will be resolved by the Parties solely and exclusively through amicable resolution as set forth in Section 7.1), any Dispute not resolved by amicable resolution as set forth in Section 7.1 will be governed exclusively and finally by arbitration. Such arbitration will be conducted by the American Arbitration Association ("AAA") in Washington, D.C. and will be initiated and conducted in accordance with the Commercial Arbitration Rules ("Commercial Rules") of the AAA, including the AAA Supplementary Procedures for Large Complex Commercial Disputes ("Complex Procedures"), as such rules will be in effect on the date of delivery of a demand for arbitration ("Demand"), except to the extent that such rules are inconsistent with the provisions set forth herein. Notwithstanding the foregoing, the Parties may agree in good faith that the Complex Procedures will not apply in order to promote the efficient arbitration of Disputes where the nature of the Dispute, including without limitation the amount in controversy, does not justify the application of such procedures.

          7.3. The arbitration panel will consist of three (3) arbitrators. Each Party will name an arbitrator within ten (10) days after the delivery of the Demand. The two arbitrators named by the Parties may have prior relationships with the naming Party, which in a judicial setting would be considered a conflict of interest. The third arbitrator, selected by the first two, will be a neutral participant, with no prior working relationship with either Party. If the two arbitrators are unable to select a third arbitrator within ten (10) days, a third neutral arbitrator will be appointed by the AAA from the panel of commercial arbitrators of any of the AAA Large and Complex Resolution Programs. If a vacancy in the arbitration panel occurs after the hearings have commenced, the remaining arbitrator or arbitrators may not continue with the hearing and determination of the controversy, unless the Parties agree otherwise.

          7.4. The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, and not state law, will govern the arbitrability of all Disputes. The arbitrators will allow such discovery as is appropriate to the purposes of arbitration in accomplishing a fair, speedy and cost-effective resolution of the Disputes. The arbitrators will reference the Federal Rules of Civil Procedure then in effect in setting the scope and timing of discovery. The Federal Rules of Evidence will apply in toto. The arbitrators may enter a default decision against any Party who fails to participate in the arbitration proceedings.

          7.5. The arbitrators will have the authority to award compensatory damages only. Any award by the arbitrators will be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching the decision. The award rendered by the arbitrators will be final, binding and non-appealable, and judgment upon such award may be entered by any court of competent jurisdiction. The Parties agree that the existence, conduct and content of any arbitration will be kept confidential and no Party will disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each Party's financial statements.

          7.6. Each Party will pay the fees of its own attorneys, expenses of witnesses and all other expenses and costs in connection with the presentation of such Party's case (collectively, "Attorneys' Fees"). The remaining costs of the arbitration, including without limitation, fees of the arbitrators, costs of records or transcripts and administrative fees (collectively, "Arbitration Costs") will be born equally by the Parties. Notwithstanding the

                                       10
34434-3
                foregoing, the arbitrators may modify the allocation of Arbitration Costs and award Attorneys' Fees in those cases where fairness dictates a different allocation of Arbitration Costs between the Parties and an award of Attorneys' Fees to the prevailing Party as determined by the arbitrators.

          7.7. Any Dispute that is not subject to final resolution by the Management Committee or to arbitration under this Section 6 or by law (collectively, "Non-Arbitration Claims") will be brought in a court of competent jurisdiction in the Commonwealth of Virginia. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the Commonwealth of Virginia, over any and all Non-Arbitration Claims and any and all actions to enforce such claims or to recover damages or other relief in connection with such claims.

 8. STANDARD TERMS. The Standard Online Commerce Terms & Conditions set forth on Exhibit F attached hereto and Standard Legal Terms & Conditions set forth on Exhibit G attached hereto are each hereby made a part of this Agreement.

 IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

 AMERICA ONLINE, INC.                      DATAMARK HOLDING, INC., D/B/A DIGITAL
                                           COURIER TECHNOLOGIES, INC.


 By:                                       By:
    ----------------------------------        ----------------------------------
 Print Name:                               Print Name:
            --------------------------                --------------------------
 Title:                                    Title:
       -------------------------------           -------------------------------

                                       11
 34434-3

 EXHIBIT A

                        AOL Service Placement/Promotions
                        --------------------------------

         Screen                Description
         ------                -----------
---------------------------    -------------------------------------------
    Level I Promotions         100,000,000 Impressions
---------------------------    -------------------------------------------
 1  Entertainment Channel      Permanent Anchor Tenant Placement;
  - Home Video Main            Premier Screen (launch scheduled for 8/98)
---------------------------    -------------------------------------------
 2  Families Channel -         Permanent Anchor Tenant Placement;
    Weekend Activities         Premier Screen (launch scheduled for 8/98)
    Main
---------------------------    -------------------------------------------
 3  Entertainment Channel,     Premium Rotational Banners
    Run of Channel
    (Movies, TV, Video, etc.)
---------------------------    -------------------------------------------
 4  Network Programming        Seasonal and Holiday Promotional
    -Seasonal/Holiday          Packages; Premium Rotational Banners
    Contextual Packages
---------------------------    -------------------------------------------
 5  AOL Shopping               Permanent Anchor Tenant Placement (will
    Channel: Books,Music       launch at next re-design, scheduled for 8/98)
    Video Department
---------------------------    -------------------------------------------
 6  Aol Shopping               Seasonal and Holiday Premium Rotational
    Channel: Holiday Gift      Banners
    Programs
---------------------------    -------------------------------------------
 7  Digital Cities National    Rotational placements-banners or
    Page                       graphic/text intergration
---------------------------    -------------------------------------------
 8  DCI Main City Level        Rotational placements-banners or
    Page                       graphic/text intergration
---------------------------    -------------------------------------------
 9  Digital Cities-Movie       Permanent Anchor Tenant
    Guide
---------------------------    -------------------------------------------
 10 DCI Entertainment Main     Rotational placements-banners or
    Screens                    graphic/text intergration
---------------------------    -------------------------------------------
 11 DCI News Screens           Rotational placements-banners or
                               graphic/text intergration
---------------------------    -------------------------------------------
 12 DCI Dining and Event       Rotational placements-banners or
    Guides                     graphic/text intergration
---------------------------    -------------------------------------------
 13 Sports, Lifestyles,        Contextual Promotion and/or Rotational
    Interests, Personal        Banners
    Finance, Health,
    Computing, Travel,
    Research & Learn,
    Influence and Games
    Channels: AOL Live
---------------------------    -------------------------------------------
 14 Three (3) AOL Service      Three (3) permanent Keywords for
    keywords,                  VideosNow brand
---------------------------    -------------------------------------------
 15 Other Comparable           As determined by the Parties
    Promotions
---------------------------    -------------------------------------------
    Level 2 Promotions         150,000,000 Impressions
---------------------------    -------------------------------------------
 1  People Connection:         Rotational Banners in Contextually Relevant
    Arts and Entertainment     Chat
---------------------------    -------------------------------------------

                                12
34434-3

---------------------------    -------------------------------------------
 2  Run of Service-            Rotational Banners Targeted by Key
    Demographically            Demographic/Psychographic Variables
    Targeted Banners
---------------------------    -------------------------------------------
 3  Entertainment Channel      Rotational Banners
    Newsletters
---------------------------    -------------------------------------------
 4  Other Comparable           As determined by the Parties
    Promtions
---------------------------    -------------------------------------------
    Level 3 Promotions         250,000,000 Impressions
---------------------------    -------------------------------------------
 1  Run of Service-            Rotational Banners; Random Serving
    General
---------------------------    -------------------------------------------
 2  Run of E-Mail-             Rotational Banners
    General
---------------------------    -------------------------------------------
 3  Additional Placements      Rotational Banners
    in People Connections
---------------------------    -------------------------------------------
 4  Other Comparable           As determined by the Parties
    Promotions
---------------------------    -------------------------------------------
    Annual Impressions         Target
--------------------------------------------------------------------------------
    Year 1                     100,000,000
--------------------------------------------------------------------------------
    Year 2                     200,000,000
--------------------------------------------------------------------------------
    Year 3                     200,000,000
--------------------------------------------------------------------------------
    TOTAL                      500,000,000
--------------------------------------------------------------------------------

                                       13
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

                                  EXHIBIT A-1

                               AOL.com Promotions
                               ------------------
---------------------------    -------------------------------------------
     Screen                    Description
---------------------------    -------------------------------------------
     Level 1 Promotions
---------------------------    -------------------------------------------
     AOL.com Shopping          Permanent Anchor Tenant Placement (or
     Channel: Books, Music     equivalent in case of redesign)
     Video Department (or
     equivalent in case of
     redesign
---------------------------    -------------------------------------------
     AOL.com movies,           Contextual Placement and/or Rotational
     Entertainment, other      Promotion
     channels
---------------------------    -------------------------------------------
     AOL.com Keyword           Keywords to be determined
     Package
---------------------------    -------------------------------------------
     Level 3 Promotions
---------------------------    -------------------------------------------
     AOL.com                   Run of Service
---------------------------    -------------------------------------------
                                       14
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

                                    EXHIBIT B

                                   Definitions
                                   -----------

The following definitions will apply to this Agreement:

Additional MP Channel. Any other distribution channel (e.g., an Interactive Service other than AOL) through which MP makes available an offering comparable in nature to the Affiliated MP Site.

Additional   Revenues.   Any  revenues  other  than  Transaction   Revenues  and
Advertising Revenues.

Advertising Revenues. The combination of AOL Advertising Revenues and Internet Advertising Revenues:

AOL Advertising Revenues, Aggregate amounts collected plus the fair market value of any other compensation received (such as barter advertising) by MP, AOL or either Party's agents, as the case may be, arising from the license or sale of advertisements, promotions, links or sponsorships ("Advertisements") that appear within any pages of the Affiliated MP Site which may be exclusively available to AOL Users, less applicable Advertising Sales Commissions. AOL Advertising Revenues do not include amounts arising from Advertisements on any screens or forms preceding, framing or otherwise directly associated with the Affiliated MP Site, which will be sold exclusively by AOL.

Internet Advertising Revenues. For each Advertisement on a page of the Affiliated MP Site which is not exclusively available to AOL Users, the product of: (a) the amount collected plus the fair market value of any other compensation received (such as barter advertising) by MP or its agents arising from the license or sale of such Advertisement attributable to a given period of time and (b) the quotient of (i) Impressions on the page containing such Advertisement by AOL Users for such period of time divided by (ii) total Impressions on the page containing such Advertisement by all users for such period of time (the "Internet Advertising Quotient") (or such other percentage or formula as is mutually agreed upon in writing by the Parties), less applicable Advertising Sales Commissions. MP will be responsible for calculating the Internet Advertising Quotient related to Internet Advertising Revenues. For any period during which MP fails to calculate the Internet Advertising Quotient (other than as a sole result of AOL's failure to provide necessary Impressions information), such quotient will be deemed to be one hundred percent (100%).

Advertising Sales Commission. (i) Actual amounts paid as commission to third party agencies by either buyer or seller in connection with sale of the Advertisement or (ii) fifteen percent (15%), in the event the Party has sold the Advertisement directly and will not be deducting any third party agency commissions.

Affiliated  MP  Site.  The  specific  area  created  by MP to  be  promoted  and
distributed  by  AOL  hereunder   through  which  MP  can  market  and  complete
transactions regarding its Products.

AOL Interactive Site. Any Interactive Site which is managed, maintained, owned or controlled by AOL or its agents.

AOL Member. Any authorized user of the AOL Service, including any sub-accounts using the AOL Service under an authorized master account.

AOL Network. (i) The AOL Service, (ii) AOL.com and (iii) any other product or service owned, operated, distributed or authorized to be distributed by or through AOL or its affiliates worldwide (and including those properties excluded from the definitions of the AOL Service or AOL.com). It is understood and agreed that the rights of MP relate only to the AOL Service and not generally to the AOL Network.

AOL Purchaser. (i) Any person or entity who enters the Affiliated MP Site from the AOL Network including, without limitation, from any third party area therein (to the extent entry from such third party area is traceable through both Parties' commercially reasonable efforts), and generates Transaction Revenues (regardless of whether such person or entity provides an e-mail address during

                                       15
34434-3
registration which includes a domain other than an "AOL.com" domain); and (ii) any other person or entity who, when purchasing a product, good or service through an MP Interactive Site, provides an AOL.com domain name as part of such person or entity's e-mail address; provided that any person or entity who has previously satisfied the definition of AOL Purchaser will remain an AOL Purchaser, and any subsequent purchases by such person or entity will also give rise to Transaction Revenues hereunder(and will not be conditioned on the person or entity's satisfaction of clauses (i) or (ii) above).

AOL Service.The standard, narrow-band U.S. version of the America Online(R) brand service, specifically excluding (a) AOL.com or any other AOL Interactive Site, (b) the international versions off the America Online(R) brand service (e.g., AOL Japan), (c) "Driveway,""AOL NetFind(TM)" "AOL Instant Messenger(TM)", "NetMail(TM)" or any similar independent product or service offered by or through the U.S. version of the America Online brand service, (d) any programming or Content area offered by or through the U.S. version of the America Online brand service over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (e) any programming or Content area offered by or through the U.S. version of the America Online brand service which was operated, maintained or controlled by the former AOL Studios division (e.g., Electra, Thrive, Real Fans, Love@AOL, Entertainment Asylum, Digital Cities), (f) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the America Online brand service, (g) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (h) any other version of an America Online service which is materially different from the narrow-band U.S. version of the America Online brand service, by virtue of its branding, distribution, functionality, Content and services, including, without limitation, any co-branded version of the service and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

AOL User. Any user of the AOL Service, AOL.com or the AOL Network.

AOL.com. AOL's primary Internet-based Interactive Site marketed under the "AOL. COMBAT" brand, specifically excluding (a) the AOL Service, (b) any international versions of such site, (c) "Driveway," "AOL NetFind," "AOL Instant Messenger "NetMail or any similar independent product or service offered by or through such site or any other AOL Interactive Site, (d) any programming or Content area offered by or through such site over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (e) any programming or Content area offered by or through the U.S. version of the America Online) brand service which was operated, maintained or controlled by the former AOL Studios division (e.g., Electra, Thrive, Real Fans, Love@AOL, Entertainment Asylum, Digital Cities), (f) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other AOL Interactive Site, (g) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (h) any other version of an America Online Interactive Site which is materially different from AOL's primary Internet-based Interactive Site marketed under the "AOL.COM" brand, by virtue of its branding, distribution, functionality, Content and services, including, without limitation, any co-branded versions and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

Change of Control. (a) The consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of a party; or (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1933, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of either (i) the then outstanding shares of common stock of such party; or (ii) the combined voting power of the then outstanding voting securities of such party entitled to vote generally in the election of directors.

Confidential information. Any information relating to or disclosed in the course of the Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing Party, including, but not limited to, the material terms of this Agreement, information about AOL Members, AOL Users, AOL Purchasers and-MP customers, technical processes and formulas, source codes,

                                       16
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

product designs, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data. "Confidential Information" will not include information (a) already lawfully known to or independently developed by the receiving Party, (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party.

Content. Text, images, video, audio (including, without limitation, music used in synchronization or timed relation with visual displays) and other data, products, advertisements, promotions, links, pointers and software, including any modifications, upgrades, updates, enhancements and related documentation.

Impression. User exposure to the applicable promotion or advertisement, as such exposure may be reasonably determined and measured by AOL in accordance with its standard methodologies and protocols.

Interactive Service. Any entity that offers online or Internet connectivity (or any successor form of connectivity), aggregates (for sale or otherwise) and/or distributes a broad selection of third-party Content, or provides interactive navigational services (including, without limitation, any online service providers, Internet service providers, WebTV, @Home or other broadband providers, search or directory providers, "push" product providers such as the Pointcast Network or providers of interactive navigational environments such as Microsoft's "Active Desktop").

Interactive Site. Any interactive site or area, including, by way of example and without limitation, (i) an MP site on the World Wide Web portion of the Internet or (ii) a channel or area delivered through a "push" product such as the Pointcast Network or interactive environment such as Microsoft's Active Desktop.

Licensed Content. All Content offered through the Affiliated MP Site pursuant to this Agreement or otherwise provided by MP or its agents in connection herewith (e.g., offline or online promotional Content, Promotions, AOL "slideshows" , etc.), including in each case, any modifications, upgrades, updates, enhancements, and related documentation.

MP Interactive Site. Any Interactive Site (other than the Affiliated MP Site) which is managed, maintained, owned or controlled by MP or its agents.

Premier Products. Consumer movies and other consumer oriented video content delivered in fixed media formats (including, without limitation, VHS cassettes, digital video disks, DIVX and laserdiscs, ("Video Products"), specifically excluding, however, (i) music audio entertainment products, (ii) any form of computer software (e.g. games and entertainment programs) and (iii) any movie or video content or other products distributed or delivered through an electronic data transfer format.

Product. Any product, good or service which MP (or others acting on its behalf or as distributors) offers, sells, provides, distributes or licenses to AOL Users directly or indirectly through (i) the Affiliated MP Site (including through any Interactive Site linked thereto), (ii) any other electronic means directed at AOL Users (e.g., e-mail offers), or (iii) an "offline" means (e.g., toll-free number) for receiving orders related to specific offers within the Affiliated MP Site requiring purchasers to reference a specific promotional identifier or tracking code, including, without limitation, products sold through surcharged downloads (to the extent expressly permitted hereunder).

Revenue Threshold. Aggregate Transaction Revenues and Advertising Revenues generated hereunder equal to One Hundred Million Dollars (US$ 100,000,000).

Site Revenues. The combination of Transaction Revenues, Advertising Revenues and Additional Revenues.

Transaction Revenues. Aggregate amounts paid by AOL Purchasers in connection with the sale, licensing, distribution or provision of any Products, including, in each case, handling, shipping, service charges, and excluding, in each case,
(a) amounts collected for sales or use taxes or duties and (b) credits and chargebacks for returned or canceled goods or services, but not excluding cost of goods sold or any similar cost.

                                       17
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

                                    EXHIBIT C

                               MP Cross-Promotion
                               ------------------

Online
------

In each MP Interactive Site, MP will include:

   A prominent promotional banner linking to AOL-designated Content on AOL.com or the AOL Service (if feasible) appearing "above the fold" on the first screen of the MP Interactive Site:

   A prominent "Try AOL" feature where users can obtain promotional information about AOL products and services and, at AOL's option, download or order AOL's then-current version of client software for the AOL Service or software for any other AOL products or services (e.g., AOL's Instant Messenger service)*; and

   To the extent MP offers or promotes any products or services similar to AOL's "component" products and services (e.g., "Driveway,""AOL NetFind "AOL Instant Messenger" "NetMail" or any similar products or services, chat, buddy list and/or message board technology, yellow pages, white pages, classifieds or other search, directory or review services, voice communications), prominent offers or promotions related to such AOL-designated products or services.

   Additionally, MP shall make available to AOL remnant advertising inventory which is available in any MP Interactive Site, on terms and conditions that are no less favorable than those offered to any other third party.

 Off line
 --------

In MP's television, radio and print advertisements and in any publications, programs, features or other forms of media over which MP exercises at least partial editorial control, MP will include:

   Specific references or mentions (verbally where possible) of the Affiliated MP Site's availability through America Online prior to, and at least as prominent as, any reference to any MP Interactive Site; and

   For instance, listing of the "URL(s)" for any MP Interactive Site will be accompanied by the AOL "keyword" for the Affiliated MP Site.

-----------------------
*AOL will pay MP a one-time standard bounty for each person who registers for the AOL Service using MP's special identifier for this promotion and subsequently pays AOL monthly usage fees across at least three billing cycles for the use of the AOL Service. Note that if this promotion is delivered through Microsoft's Active Desktop or any other "push" product (an "Operating System"), such feature will link users directly to AOL software within the Operating System or direct users without Internet access to an AOL application setup program within the Operating System (all subject to any standard policies of the Operating System).


                                       18
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

                                    EXHIBIT D

                    Description of Products and Other Content
                    -----------------------------------------

                                 [MP TO PROVIDE]

                                       19
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

                                    EXHIBIT E

                               Operating Standards
                               -------------------

1. General.  The   Affiliated  MP Site    and/or load testing will be related to
(including the Products and other the following areas AOL compatibility Content contained therein) will be in testing (AOL client V3.0, Windows the top three (3) online sites in the 95/Macintosh, Browser: MSIE 3.X/MSIE video sale and rental industry, as 2.1; AOL client V4.0, Windows determined by both of the following 95/Macintosh, Browser: MSIE 3.X); methods: (a) based on a cross-section caching implementation; graphics of third-party reviewers who are quality; user interface and functional recognized authorities in such testing; review of advanced web industry and (b) with respect to all technologies; load testing: website material quality averages or standards architecture (hardware, network in such industry, including each of configuration software - web servers, the following: (i) pricing of databases, etc.); network redundancy Products. (ii) scope and selection of and reliability: performance
Products,  (iii)  quality of Products,    thresholds  (network  bandwidth,   web
(iv) customer service and fulfillment server capacity, simultaneous users); associated with the marketing and sale and electronic commerce (encryption
of Products and (v) ease of use.          validation, encryption technology -SSL
                                          V2/V3,  PCT,  commerce  implementation
2. Hosting; Capacity.  MP will provide    review  -  cookies,   iCat,  webforce,
all computer hardware (e.g., servers, etc., facility physical security, routers, network devices, switches and safeguards related to private customer
associated   hardware)  in  an  amount    information.
necessary to meet anticipated  traffic
demands, adequate power supply 4. User Interface. MP will maintain a (including generator back-up) and graphical user interface within the HVAC, adequate insurance, adequate Affiliated MP Site that is competitive service contracts and all necessary in all material respects with equipment racks, floor space, network interfaces of other similar sites cabling and power distribution to based on similar form technology. AOL support the Affiliated MP Site. MP is reserves the right to review and fully responsible for the maintenance approve the user interface and site implementation and the day-to-day design prior to launch of the operation of the Affiliated Site and Promotions and to conduct focus group
MP will provide AOL with a detailed testing to assess compliance with diagram of MP's network. In addition, respect to such consultation and with MP will provide AOL with detailed respect to MP's compliance with the information regarding separate file preceding sentence. With respect to downloads available from the the foregoing, MP shall provide AOL
Affiliated MP Site, including file with no less than three (3) weeks size, type and download/installation notice of the launch of the Affiliated
procedures.                               MP  Site,  so that  AOL  will  have an
                                          adequate  amount of time to review the
3. Speed: Accessibility. MP will user interface of the Affiliated MP ensure that the performance and Site and any other component of the availability of the Affiliated MP Affiliated MP Site as AOL may
Site (a) is monitored on a continuous,    reasonably request.
24/7 basis and (b) remains competitive
in all material respects with the 5. Service Level Response. MP agrees performance and availability of other to use commercially reasonable efforts similar sites based on similar form to provide the following service technology. MP will use commercially levels in response to problems with or reasonable efforts to ensure that: (a) improvements to the Affiliated MP
the  functionality and features within    Site:  o  For  material  functions  of
the  Affiliated  MP Site are optimized    software   that  are  or  have  become
for the client software then in use by substantially inoperable (e.g., AOL Users: and (b) the Affiliated MP inability to access website or conduct Site is designed and populated in a transactions), MP will provide a bug manner that minimizes delays when AOL fix or workaround within four (4) Users attempt to access such site. At hours after the first report of such a minimum, MP will ensure that error to AOL or MP. o For functions of Affiliated MID Site's data transfer the software that are impaired or
initiates  within  fewer than  fifteen    otherwise    fail   to    operate   in
(15)  seconds  on  average.  Prior  to    accordance     with     agreed    upon
launch of any promotions described specifications (e.g., search engine), herein, MP will permit AOL to conduct MP will provide a bug fix or performance and/or load testing of the workaround within twenty-four (24) Affiliated MP Site (in person or hours after the first report of such
through remote  communications)  until    error  to  AOL  or  MP.  o For  errors
AOL is reasonably satisfied that disabling only certain non-essential launch can occur. AOL's performance functions (e.g., broken links or

                                       20
34434-3
noncritical applications), MP will 9. Technical Performance. MP will provide a bug fix or workaround within perform the following technical fourteen (14) days after the first obligations (and any reasonable report of such error to AOL or MP. For updates thereto from time to time by
all  other  errors,  MP  will  address    AOL):
these requests on a case-by-case basis     MP will design the Affiliated MP Site
as soon as reasonably feasible.            to support the Windows version of the
                                           Microsoft  Internet  Explorer 3.0 and
6. Monitoring. MP will provide AOL 4.0 Browser, the Macintosh version of with MP's detailed escalation the Microsoft Internet Explorer 2.1
procedures  (e.g.,  contact  names and     and  3.0,   and   make   commercially
notification mechanisms such as email,     reasonable  efforts  to  support  all
phone, page, etc.) and notification of other AOL browsers listed at "http: any scheduled or unscheduled // webmaster. info. aol. com/
downtimes.   AOL  Network   Operations     BrowTable. html."
Center will work with MP's designated MP will configure the server from technical contacts in the event of any which it serves the site to examine performance malfunction or other the HTTP User-Agent field in order to emergency related to the Affiliated identify the "AOL Member-Agents" MP Site and will either assist or listed at: "http: // webmaster. info.
work in  parallel  with  MP's  contact     aol. com/ Brow2Text. html."
using MP tools and procedures, as MP will design its site to support applicable. The Parties will develop a HTTP 1.0 or later protocol as defined process to monitor performance and in RFC 1945 (available at "http: //
member behavior with respect to ds. internic. net1rfc/rfc 1945.text") access, capacity, security and related and to adhere to AOL's parameters for issues both during normal operations refreshing cached information listed and during special promotions/events. at "http: // webmaster. info. aol.
                                           com/CacheText. html."

7.  Telecommunications.   The  Parties    10.  AOL  Internet  Products   Partner
agree    to     explore     encryption    Support.  AOL  will  provide  MP  with
methodology     to     secure     data    access   to   the   standard    online
communications       between       the    resources,  standards  and  guidelines
Parties'data centers such that no documentation, technical phone private member information requested support, monitoring and after-hours
by  MP  will  be   transferred  in  an    assistance  that AOL  makes  generally
unencrypted format. The network available to similarly situated between the Parties will be configured web-based partners on similar terms such that no single component failure and conditions . AOL support will not, will significantly impact AOL Users. in any case, be involved with content The network will be sized such that no creation on behalf of MP or support single line runs at more than seventy for any technologies, databases, percent (70%) average utilization for software or other applications which
a 5-minute peak in a daily period.        are  not   supported  by  AOL  or  are
                                          related  to any MP area other than the
8. Security Review. MP and AOL will Affiliated MP Site. Support to be work together to perform an initial provided by AOL is contingent on MP security review of, and to perform providing to AOL demo account tests of, the MP system, network, and information (where applicable), a service security in order to evaluate detailed description of the Affiliated the security risks and provide MP Site's software, hardware and recommendations to MP. including network architecture and access to the periodic follow-up reviews as Affiliated MP site for purposes of
reasonably  required  by MP or AOL. MP    such  performance  and load testing as
will use commercially  reasonable best    AOL elects to conduct.
efforts to fix any  security  risks or
breaches   of   security   as  may  be
identified    by   AOL's    Operations
Security team. Specific services to be
performed    on    behalf   of   AOL's
Operations  Security  team  will be as
determined   by  AOL   in   its   sole
discretion.
                                       21
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

                                    EXHIBIT F

                   Standard Online Commerce Terms & Conditions
                   -------------------------------------------

1 . AOL Network Distribution. MP will transactions are solely between MP and not authorize or permit any third AOL Users purchasing Products from MP. party to distribute or promote the
Affiliated   MP   Site   or   any   MP    6. AOL Look and Feel. MP  acknowledges
Interactive   Site   through  the  AOL    and  agrees  that  AOL  will  own  all
Network  absent  AOL's  prior  written    right,  title and  interest  in and to
approval. The Promotions and any other    the  elements  of  graphics,   design,
promotional or advertising rights or organization, presentation, layout, space purchased from or provided by user interlace, navigation and
AOL will link only to the Affiliated stylistic convention (including the MP Site, will be used by MP solely for digital implementations thereof) which its own benefit and will not be are generally associated with online resold, traded, exchanged, bartered, areas contained within the AOLNetwork, brokered or otherwise offered to any subject to MP's ownership rights in
third party                               any  MP  trademarks   or   copyrighted
                                          material   within  the  Affiliated  MP
2. Provision of Other Content.  In the    Site.
event that AOL notifies MP that (i) as
reasonably determined by AOL, any 7. Management of the Affiliated MP Content within the Affiliated MP Site Site. MP will manage. review, delete, violates AOL's then applicable edit, create, update and otherwise standard Terms of Service (as set manage all Products available on or forth on the America Online brand through the Affiliated MP Site. in a service), the terms of this Agreement timely and professional manner and in or any other standard, written AOL accordance with the terms of this policy or (ii) AOL reasonably objects Agreement. MP will ensure that each to the inclusion of any Content within Affiliated MP Site is current, the Affiliated MP Site (other than any accurate and well-organized at all specific items of Content which may be times. MP warrants that the Products expressly identified in this and other Licensed Content: (i) will
Agreement), then MP will take not infringe on or violate any commercially reasonable steps to block copyright, trademark. U.S. patent or access by AOL Users to such Content any other third party right, including using MP's then-available technology. without limitation, any music In the event that MP cannot, through performance or other music-related its commercially reasonable efforts, rights; (ii) will not violate AOL's block then MP will provide AOL prompt then-applicable Terms of Service: and written notice of such fact.AOL may (iii) will not violate any applicable then, at its option, restrict access law or regulation, including those from the AOL Network to the Content in relating to contests, sweepstakes or question using technology available to similar promotions. Additionally, MP AOL, MP will cooperate with AOL's represents and warrants that it owns reasonable requests to the extent AOL or has a valid license to all rights elects to implement any such access to any Licensed Content used in AOL
restrictions.                             "slideshow" or other formats embodying
                                          elements  such as graphics,  animation
3. Contests. MP will take all steps and sound, free and clear of all necessary to ensure that any contest, encumbrances and without violating the sweepstakes or similar promotion rights of any other person or entity. conducted or promoted through the MP also warrants that a reasonable Affiliated MP Site (a "Contest") basis exists for all Product complies with all applicable federal, performance or comparison claims
state and local                           appearing  through the  Affiliated  MP
                                          Site.  MP  shall  not in  any  manner,
4. Navigational Icons.  Subject to the    including,  without  limitation in any
prior consent of MP, which consent Promotion, the Licensed Content or the will not be unreasonably withheld, AOL Materials state or imply that AOL will be entitled to establish recommends or endorses MP or MP's navigational icons, links and pointers Products (e.g., no statements that MP
connecting  the Affiliated MP Site (or    is  an  "official"   or   "preferred"
portions thereof) with other content provider of products or services for areas on or outside of the AOL AOL). AOL will have no obligations
Network.                                  with respect to the Products available
                                          on or through the  Affiliated MP Site,
5. Disclaimers. Upon AOL's request, MP    including,  but not  limited  to,  any
agrees   to    include    within   the    duty to  review  or  monitor  any such
Affiliated    MP   Site   a    product    Products.
disclaimer   (the  specific  form  and
substance to be mutually agreed   upon
by the    Parties)  indicating    that


                                       22
34434-3

8. Duty to  Inform.  MP will  promptly    estimated   development  schedule  for
inform AOL of any information  related    such work.  To the extent the  Parties
to the  Affiliated MP Site which could    reach       agreement        regarding
reasonably lead to a claim, demand, or implementation of agreed-upon liability of or against AOL and/or its Production Plan, such agreement will
affiliates by any third party.            be reflected in a separate  work order
                                          signed by the  Parties.  To the extent
9.  Customer  Service.  It is the sole    MP  elects  to  retain  a third  party
responsibility   of  MP   to   provide    provider    to   perform    any   such
customer service to persons or production work, work produced by such entities purchasing Products through third party provider must generally the AOL Network ("Customers"). MP will conform to AOL's production Standards bear full responsibility for all & Practices (a copy of which will be customer service, including without supplied by AOL to MP upon request).
limitation, order processing, billing, The specific production resources fulfillment, shipment, collection and which AOL allocates to any production other customer service associated with work to be performed on behalf of MP any Products offered, sold or licensed will be as determined by AOL in its
through the  Affiliated  MP Site,  and    sole discretion.
AOL   will    have   no    obligations
whatsoever with respect thereto. MP 11. Overhead Accounts. To the extent will receive all emails from Customers AOL has granted MP any overhead via a computer available to MP's accounts on the AOL Service, MP will
customer  service  staff and generally    be  responsible  for the actions taken
respond  to  such  emails  within  one    under   or   through   its    overhead
business day of receipt. MP will accounts, which actions are subject to receive all orders electronically and AOL's applicable Terms of Service and generally process all orders within for any surcharges, including, without one business day of receipt, provided limitation, all premium charges, Products ordered are not advance order transaction charges, and any items. MP will ensure that all orders applicable communication surcharges of Products are received, processed, incurred by any overhead Account fulfilled and delivered on a timely issued to MP, but MP will not be and professional basis. MP will offer liable for charges incurred by any AOL Users who purchase Products overhead account relating to AOL's through such Affiliated MP Site a standard monthly usage fees and money back satisfaction guarantee. MP standard hourly charges, which charges will bear all responsibility for AOL will bear. Upon the termination of compliance with federal, state and this Agreement, all overhead accounts, local laws in the event that Products related screen names and any are out of stock or are no longer associated usage credits or similar available at the time an order is rights, will automatically terminate. received. MP will also comply with the AOL will have no liability for loss of requirements of any federal. state or any data or content related to the local consumer protection or proper termination of any overhead
disclosure  law.  Payment for Products    account.
will be collected by MP directly  from
customers.   MP's  order   fulfillment    12.  Navigation  Tools.  To the extent
operation  will be  subject  to  AOL's    AOL  grants MP any  "keywords"  on the
reasonable review.                        AOL  Service  or  "search   terms"  on
                                          AOL.corn  (collectively,  "Keywords"),
10. Production Work. In the event that the Keywords will be subject to MP requests AOL's production availability and will consist only of assistance in connection with (i) MP's registered trademarks. AOL ongoing programming and maintenance reserves the right at any time to
related  to the  Affiliated  MP  Site,    revoke MP's use of any  Keywords  that
(ii) a redesign of or addition to the are not registered trademarks of MP. Affiliated MP Site (e.g.. a change to To the extent AOL allows AOL Users to an existing screen format or "bookmark" the URL or other locator construction of a new custom form), for the Affiliated MP Site, such
(iii)   production   to  modify   work    bookmarks  will be  subject  to  AOL's
performed by a third party provider or    control   at  all   times.   Upon  the
(iv) any other type of production termination of this Agreement, MP's work, MP will work with AOL to develop rights to any Keywords and bookmarking
a  detailed  production  plan  for the    will terminate.
requested  production  assistance (the
"Production Plan").  Following receipt    13.  AOL User  Communications.  To the
of the final Production Plan, AOL will extent MP sends any form of notify MP of (i) AOL's availability to communications to AOL Users, MP will perform the requested production work, promote the Affiliated MP Site as the
(ii) the proposed fee or fee structure location at which to purchase Products for the requested production and (as compared to any more general or
maintenance   work   and   (iii)   the    other site or location).  In addition,

                                       23
34434-3

MP will  not  encourage  AOL  Users to
take any action  inconsistent with the
scope and  purpose of this  Agreement.
including  without   limitation,   the
following  actions:  (a) using Content
other than the Licensed  Content;  (b)
bookmarking of Interactive  Sites; (c)
using  Interactive  Sites  other  than
those  covered by the  revenue-sharing
provisions  herein;  (d)  changing the
default  home page on the AOL browser:
or (e) using any  Interactive  Service
other than AOL. Any email  newsletters
sent to AOL Users by MP or its  agents
will (i) be subject to AOL's  policies
on  use of  the  email  functionality,
including  but not  limited  to  AOL's
policy on unsolicited bulk email. (ii)
be sent only to AOL  Users  requesting
to receive such newsletters, (iii) not
contain  Content which  violates AOL's
Terms of Service. and (iv) not contain
any advertisements,          marketing
or promotion for any other Interactive
Service.   In  any  commercial  e-mail
communications  to AOL Users which are
otherwise permitted hereunder. MP will
provide the recipient with a prominent
and  easy   means  to   "opt-out"   of
receiving any future commercial e-mail
communications from MP.

14. Merchant Certification  Program MP
will   participate  in  any  generally
applicable     "Certified    Merchant"
program   operated   by   AOL  or  its
authorized agents or contractors. Such
program    may    require     merchant
participants  on an  ongoing  basis to
meet  certain  reasonable,   generally
applicable   standards   relating   to
provision   of   electronic   commerce
through the AOL Network (including, as
a   minimum,   use   of   40-bit   SSL
encryption  and if  requested  by AOL,
128-bit   encryption)   and  may  also
require   the   payment   of   certain
reasonable  certification  fees to the
applicable    entity   operating   the
program.  Each  Certified  Merchant in
good  standing  will  be  entitled  to
place  on its  affiliated  Interactive
Site  an  AOL  designed  and  approved
button  promoting the merchants status
as an AOL Certified Merchant.
                                       24
34434-3

                                    EXHIBIT G

                        Standard Legal Terms & Conditions
                        ---------------------------------

 1. Promotional Materials/Press the other Party. Each Party Releases. Each Party will submit to acknowledges that its utilization of the other Party, for its prior the other Party's Marks will not written approval, which will not be create in it, nor will it represent unreasonably withheld or delayed, any it has, any right, title, or marketing, advertising. press interest in or to such Marks other releases, and all other promotional than the licenses expressly granted materials related to the Affiliated herein. Each Party agrees not to do MP Site and/or referencing the other anything contesting or impairing the Party and/or its trade names, trademark rights of the other Party. trademarks. and service marks (the
 "Materials"); provided, however, that 5. Quality Standards. Each Party either Party's use of screen shots of agrees that the nature and quality the Affiliated MP Site for of its products and services promotional purposes will not require supplied in connection with the the approval of the other Party so other Party's Marks will conform to long as America Online is clearly quality standards set by the other
 identified  as  the  source  of  such     Party.  Each Party  agrees to supply
 screen shots; and provided further, the other Party, upon request. with however, that, following the initial a reasonable number of samples of public announcement of the business any Materials publicly disseminated relationship between the Parties in by such Party which utilize the accordance with the approval and other Party's Marks. Each Party will other requirements contained herein, comply with all applicable laws, either Party's subsequent factual regulations, and customs and obtain reference to the existence of a any required government approvals
 business   relationship  between  the     pertaining   to  use  of  the  other
 Parties will not require the approval     Party's marks.
 of the other  Party.  Each Party will
 solicit and reasonably consider the 6. Infringement Proceedings. Each views of the other Party in designing Party agrees to promptly notify the and implementing such Materials. Once other Party of any unauthorized use approved, the Materials may be used of the other Party's Marks of which by a Party and its affiliates for the it has actual knowledge. Each Party purpose of promoting the Affiliated will have the sole right and
 MP Site and the content contained discretion to bring proceedings therein and reused for such purpose alleging infringement of its Marks until such approval is withdrawn with or unfair competition related reasonable prior notice. In the event thereto; provided, however, that such approval is withdrawn, existing each Party agrees to provide the inventories of Materials may be other Party with its reasonable depleted. Notwithstanding the cooperation and assistance with foregoing, either Party may issue respect to any such infringement
 press releases and other  disclosures     proceedings.
 as required  by law or as  reasonably
 advised by legal counsel without the 7. Representations and Warranties. consent of the other Party and in, Each Party represents and warrants such event, the disclosing Party will to the other Party that: (i) such provide at least five (5) business Party has the full corporate right, days prior written notice of such power and authority to enter into proposed disclosure to the other this Agreement and to perform the
 Party.                                    acts required of it hereunder;  (ii)
                                           the  execution of this  Agreement by
 2. License. MP hereby grants AOL a such Party, and the performance by non-exclusive worldwide license to such Party of its obligations and market, license, distribute, duties hereunder, do not and will reproduce, display, perform, transmit not violate any agreement to which and promote the Licensed Content (or such Party is a party or by which it any portion thereof) through such is otherwise bound; (iii) when areas or features of the AOL Network executed and delivered b such Party, as AOL deems appropriate. MP this Agreement will constitute the acknowledges and agrees that the legal, valid and binding obligation foregoing license permits AOL to of such Party, enforceable against
 distribute  portions of the  Licensed     such  Party in  accordance  with its
 Content in  synchronization  or timed     terms:    and   (iv)   such    Party
 relation with visual displays acknowledges that the other Party prepared by MP or AOL (e.g., as part makes no representations, warranties of an AOL "slideshow"). In addition, or agreements related to the subject AOL Users will have the right to matter hereof that are not expressly
 access  and  use  the  Affiliated  MP     provided for in this Agreement.
 Site.
                                           8.   Confidentiality.   Each   Party
 3. Trademark License. In designing acknowledges that Confidential and implementing the Materials and Information may be disclosed to the subject to the other provisions other Party during the course of contained herein, MP will be entitled this Agreement. Each Party agrees to use the following trade names, that it will take reasonable steps, trademarks, and service marks of AOL: at least substantially equivalent to the "America Online" brand service, the steps it takes to protect its "AOL" service/software and AOL's own proprietary information, during triangle logo; and AOL and its the term of this Agreement, and for affiliates will be entitled to use a period of three (3) years
 the  trade  names,  trademarks,   and     following  expiration or termination
 service  marks  of MP for  which  MP      of this  Agreement,  to prevent  the
 holds all rights necessary for use in     duplication    or    disclosure   of
 connection with this Agreement Confidential Information of the (collectively, together with the AOL other Party, other than by or to its marks listed above, the "Marks"); employees or agents who must have provided that each Party: (i) does access to such Confidential not create a unitary composite mark Information to perform such Party's involving a Mark of the other Party obligations hereunder, who will each without the prior written approval of agree to comply with this section. such other Party; and (ii) displays Notwithstanding the foregoing, symbols and notices clearly and either Party may issue a press sufficiently indicating the trademark release or other disclosure status and ownership of the other containing Confidential Information Party's Marks in accordance with without the consent of the other applicable trademark law and Party, to the extent such disclosure
 practice.                                 is required by law, rule, regulation
                                           or  government  or court  order.  In
 4. Ownership of Trademarks. Each such event, the disclosing Party Party acknowledges the ownership of will provide at least five (5) the other Party in the Marks of the business days prior written notice other Party and agrees that all use of such proposed disclosure to the of the other Party's Marks wi11 inure other Party. Further, in the event
 to the benefit,  and be on behalf, of     such   disclosure   is  required  of
                                           either  Party under the laws,  rules
                                           or regulations of the Securities

                                       24
34434-3
 and Exchange Commission or any other 9.4. Claims. If a Party entitled to applicable governing body, such Party indemnification hereunder (the will (i) redact mutually agreedupon "Indemnified Party") becomes aware
 portions  of  this  Agreement  to the     of  any   matter  it   believes   is
 fullest extent permitted under indemnifiable hereunder involving applicable laws, rules and any claim, action, suit, regulations and (ii) submit a request investigation, arbitration or other to such governing body that such proceeding against the Indemnified portions and other provisions of this Party by any third party (each an Agreement receive confidential "Action"), the Indemnified Party treatment under the laws, rules and will give the other Party (the regulations of the Securities and "Indemnifying Party") prompt written
 Exchange Commission or otherwise be notice of such Action. Such notice held in the strictest confidence to will (i) provide the basis on which the fullest extent permitted under indemnification is being asserted the laws, rules or regulations of any and (ii) be accompanied by copies of
 other applicable governing body.          all relevant pleadings, demands, and
                                           other  papers  related to the Action
 9.     Limitation     of    Liability     and   in  the   possession   of  the
 Disclaimer; Indemnification.              Indemnified  Party. The Indemnifying
                                           Party will have a period of ten (10)
 9.1. Liability. UNDER NO days after delivery of such notice CIRCUMSTANCES WILL EITHER PARTY BE to respond. If the Indemnifying LIABLE TO THE OTHER PARTY FOR Party elects to defend the Action or INDIRECT, INCIDENTAL, CONSEQUENTIAL, does not respond within the
 SPECIAL OR EXEMPLARY DAMAGES (EVEN IF requisite ten (10) day period, the THAT PARTY HAS BEEN ADVISED OF THE Indemnifying Party will be obligated POSSIBILITY OF SUCH DAMAGES), ARISING to defend the Action. at its own
 FROM BREACH OF THE AGREEMENT, THE expense, and by counsel reasonably SALE OF PRODUCTS, THE USE OR satisfactory to the Indemnified INABILITY TO USE THE AOL NETWORK, THE Party. The Indemnified Party will AOL SERVICE, AOL.COM OR THE cooperate, at the expense of the
 AFFILIATED MP SITE, OR ARISING FROM Indemnifying Party, with the ANY OTHER PROVISION OF THIS Indemnifying Party and its counsel AGREEMENT, SUCH AS, BUT NOT LIMITED in the defense and the Indemnified TO, LOSS OF REVENUE OR ANTICIPATED Party will have the right to
 PROFITS     OR     LOST      BUSINESS     participate   fully,   at  its   own
 (COLLECTIVELY, "DISCLAIMED DAMAGES"); expense, in the defense of such PROVIDED THAT EACH PARTY WILL REMAIN Action. if the Indemnifying Party LIABLE TO THE OTHER PARTY TO THE responds within the required ten
 EXTENT  ANY  DISCLAIMED  DAMAGES  ARE     (10) day  period  and  elects not to
 CLAIMED  BY A  THIRD  PARTY  AND  ARE     defend such Action,  the Indemnified
 SUBJECT TO INDEMNIFICATION PURSUANT Party will be free, without TO SECTION 9.3. EXCEPT AS PROVIDED IN prejudice to any of the Indemnified
 SECTION 9.3, (1) LIABILITY ARISING Party's rights hereunder, to UNDER THIS AGREEMENT WILL BE LIMITED compromise or defend (and control TO DIRECT, OBJECTIVELY MEASURABLE the defense of) such Action. In such DAMAGES, AND (11) THE MAXIMUM case, the Indemnifying Party will
 LIABILITY OF ONE PARTY TO THE OTHER cooperate, at its own expense, with PARTY FOR ANY CLAIMS ARISING IN the Indemnified Party and its
 CONNECTION WITH THIS AGREEMENT WILL counsel in the defense against such NOT EXCEED THE AGGREGATE AMOUNT OF Action and the Indemnifying Party PAYMENT OBLIGATIONS OWED TO THE OTHER will have the right to participate PARTY HEREUNDER IN THE YEAR IN WHICH fully, at its own expense, in the LIABILITY ACCRUES; PROVIDED THAT EACH defense of such Action. Any PARTY WILL REMAIN LIABLE FOR THE compromise or settlement of an AGGREGATE AMOUNT OF ANY PAYMENT Action will require the prior OBLIGATIONS OWED TO THE OTHER PARTY written consent of both Parties
 PURSUANT TO THE AGREEMENT.                hereunder,  such  consent  not to be
                                           unreasonably withheld or delayed.
 9.2. No Additional Warranties. EXCEPT
 AS EXPRESSLY SET FORTH IN THIS 9.5. Acknowledgment. AOL and MP each AGREEMENT, NEITHER PARTY MAKES ANY, acknowledges that the provisions of AND EACH PARTY HEREBY SPECIFICALLY this Agreement were negotiated to
 DISCLAIMS ANY REPRESENTATIONS OR reflect an informed, voluntary WARRANTIES, EXPRESS OR IMPLIED, allocation between them of all risks REGARDING THE AOL NETWORK, THE AOL (both known and unknown) associated SERVICE, AOL.COM OR THE AFFILIATED MP with the transactions contemplated SITE, INCLUDING ANY IMPLIED WARRANTY hereunder. The limitations and
 OF MERCHANTABILITY OR FITNESS FOR A disclaimers related to warranties PARTICULAR PURPOSE AND IMPLIED and liability contained in this WARRANTIES ARISING FROM COURSE OF Agreement are intended to limit the
 DEALING  OR  COURSE  OF  PERFORMANCE.     circumstances    and    extent    of
 WITHOUT LIMITING THE GENERALITY OF liability. The provisions of this THE FOREGOING, AOL SPECIFICALLY Section 9 will be enforceable
 DISCLAIMS ANY WARRANTY REGARDING THE independent of and severable from PROFITABILITY OF THE AFFILIATED MP any other enforceable or
 SITE.                                     unenforceable   provision   of  this
                                           Agreement.
 9.3.  Indemnity.  Either  Party  will
 defend,   indemnity,  save  and  hold     10.   Solicitation   of  AOL  Users.
 harmless the other Party and the During the term of this Agreement, officers ' directors, agents, and for the two-year period affiliates, distributors, franchisees following the expiration or and employees of the other Party from termination of this Agreement, any and all third party claims, neither MP nor its agents will use demands, liabilities, costs or the AOL Network to (i) solicit, or expenses. including reasonable participate in the solicitation of attorneys' fees ("Liabilities"), AOL Users when that solicitation is resulting from the indemnifying for the benefit of any entity Party's material breach of any duty. (including MP) which could
 representation.  or  warranty of this     reasonably  be  construed  to  be or
 Agreement.                                become  in  competition  with AOL or
                                           (ii) promote any services  which are
                                           ancillary   to  the   sale  of  MP's
                                           Products  hereunder  or which  could
                                           reasonably  be  construed  to  be in
                                           competition with AOL including,  but
                                           not limited to,  services  available
                                           through the  Internet.  In addition,
                                           MP may  not  send  AOL  Users  email
                                           communications     promoting    MP's
                                           Products  through  the  AOL  Network
                                           without     a    "Prior     Business
                                           Relationship."  For purposes of this
                                           Agreement,    a   "Prior    Business
                                           Relationship" will mean that the AOL
                                           User has  either  (i)  engaged  in a
                                           transaction  with MP through the AOL
                                           Network or (ii) voluntarily provided
                                           information to MP through a contest,
                                           registration,        or        other
                                           communication, which included notice
                                           to the AOL User that the information
                                           provided   by  the  AOL  User  could
                                           result  in an e-mail  being  sent to
                                           that AOL User by MP or its agents. A
                                           Prior Business Relationship does not
                                           exist  by  virtue  of an AOL  User's
                                           visit to the Affiliated MP Site

                                       25
34434-3
 or any MP Interactive Site (absent Agreement will be given in writing the elements above). More generally, and will be deemed to have been MP will be subject to any standard delivered and given for all purposes
 policies       regarding       e-mail     (i)  on   the   delivery   date   if
 distribution  through the AOL Network     delivered by electronic  mail on the
 which AOL may implement.                  AOL    Network    (to     screenname
                                           "AOLNotice@AOL.com"  in the  case of
 11. Collection of User Information. AOL) or by confirmed facsimile. (ii) MP is prohibited from collecting AOL on the delivery date if delivered User screennames from public or personally to the Party to whom the private areas within the AOL Service same is directed; (iii) one business or AOL.com, except as specifically day after deposit with a commercial provided below. MP will ensure that overnight carrier, with written any survey, questionnaire or other verification of receipt; or (iv) means of collecting User Information five business days after the mailing including, without limitation, date, whether or not actually requests directed to specific AOL received, if sent by U.S. mail, User screennames or email addresses return receipt requested, postage and automated methods of collecting and charges prepaid, or any other screennames (an "Information means of rapid mail delivery for Request") complies with (i) all which a receipt is available. In the applicable laws and regulations, (ii) case of AOL, such notice will be AOL's applicable Terms of Service. provided to both the Senior Vice and (iii) any privacy policies which President for Business Affairs (fax have been issued by AOL in writing no. 703-265-1206) and the Deputy during the term (or, in the case of General Counsel (fax no. the Affiliated MP Site, MP's standard 703-265-1105), each at the address privacy policies, to the extent such of AOL set forth in the first policies are prominently published on paragraph of this Agreement. In the the site and provide adequate notice case of MP, except as otherwise and disclosure to users regarding specifie herein, the notice address MP's collection, use and disclosure will be the address for MP set forth of any user information) in the first paragraph of this
 (collectively, the "Applicable Agreement, with the other relevant Privacy Policies"). Each Information notice information, including the Request will clearly and recipient for notice and, as conspicuously specify to the AOL applicable, such recipient's fax Users at issue the purpose for which number or AOL e-mail address, to be
 User  Information  collected  through     as reasonably identified by AOL.
 the Information  Request will be used
 (the "Specified Purpose").                16. Launch Dates.  In the event that
                                           any terms contained herein relate to
 12. Use of User Information. MP will or depend on the commercial launch restrict use of the User Information date of the Affiliated MP Site collected through an Information contemplated by this Agreement (the Request to the Specified Purpose. In 'Launch Date"), then it is the
 no  event  will MP (i)  provide  User     intention  of the  Parties to record
 Information   to  any   third   party     such   Launch   Date  in  a  written
 (except  to the  extent  specifically     instrument  signed  by both  Parties
 (a) permitted under the AOL Privacy promptly following such Launch Date; Policies or (b) authorized by the provided that, in the absence of members in question), (ii) rent, sell such a written instrument, the or barter User Information, (iii) Launch Date will be as reasonably identity, promote or otherwise determined by AOL based on the
 disclose such User  Information  in a     information available to AOL.
 manner that  identifies  AOL Users as
 end-users of the AOL Service, AOL.com 17. No Waiver. The failure of either or the AOL Network or (iv) otherwise Party to insist upon or enforce use any User Information in strict performance by the other contravention of Section 10 above. Party of any provision of this
 Notwithstanding the foregoing, in the Agreement or to exercise any right case of AOL Members who purchase under this Agreement will not be
 Products from MP, MP will be entitled construed as a waiver or to use User Information from such AOL relinquishment to any extent of such Members as part of MP's aggregate Party's right to assert or rely upon list of customers; provided that MP's any such provision or right in that use does not in any way identify, or any other instance; rather, the
 promote or  otherwise  disclose  such     same  will  be and  remain  in  full
 User  Information  in a  manner  that     force and effect.
 identifies   such  AOL   Members   as
 end-users of the AOL Service, 18. Return of Information. Upon the AOL.corn or the AOL Network. In expiration or termination of this addition, MP will not use any User Agreement. each Party will, upon the Information for any purpose written request of the other Party, (including any Specified Purpose) not return or destroy (at the option of directly related to the business the Party receiving the request) all
 purpose of the Affiliated MP Site.        confidential information, documents,
                                           manuals    and    other    materials
 13.  Excuse.  Neither  Party  will be     specified the other Party.
 liable  for,  or  be   considered  in
 breach of or default under this 19. Survival. Sections 8 through 29 Agreement on account of, any delay or of this Exhibit will survive the failure to perform as required by completion, expiration, termination
 this Agreement as a result of acts of     or cancellation of this Agreement.
 god,    general    telecommunications
 outages, or any causes or conditions 20. Entire Agreement. This Agreement which are beyond such Party's sets forth the entire agreement and reasonable control and which such supersedes any and all prior
 Party is  unable to  overcome  by the     agreements   of  the  Parties   with
 exercise of reasonable diligence.         respect  to  the   transactions  set
                                           forth herein.  Neither Party will be
 14.  Independent   Contractors.   The     bound    by,    and    each    Party
 Parties to this Agreement are specifically objects to. any term, independent contractors. Neither condition or other provision which Party is an agent, representative or is different from or in addition to partner of the other Party. Neither the provisions of this Agreement Party will have any right, power or (whether or not it would materially authority to enter into any agreement alter this Agreement) and which is for or on behalf of, or incur any proffered by the other Party in any obligation or liability of, or to correspondence or other document, otherwise bind, the other Party. This unless the Party to be bound thereby Agreement will not be interpreted or specifically agrees to such
 construed  to create an  association,     provision in writing.
 agency,  joint venture or partnership
 between the parties or to impose any 21. Amendment. No change, amendment liability attributable to such a or modification of any provision of
 relationship upon either Party.           this  Agreement will be valid unless
                                           set  forth in a  written  instrument
 15. Notice. Any notice, approval, signed by the Party subject to request. authorization, direction or enforcement of such amendment, and
 other communication under this            in the case of AOL, by an  executive
                                           of at least the same standing to the
                                           executive who signed the Agreement.

                                       26
34434-3

 22.  Further  Assurances.  Each Party
 will take such action (including, but
 not   limited   to,  the   execution,
 acknowledgment    and   delivery   of
 documents)   as  may   reasonably  be
 requested  by any other Party for the
 implementation      or     continuing
 performance of this Agreement.

 23.  Assignment.  MP will not  assign
 this Agreement or any right, interest
 or  benefit   under  this   Agreement
 without the prior written  consent of
 AOL.  Assumption  of the Agreement by
 any   successor  to  MP   (including,
 without limitation,  by way of merger
 or consolidation)  will be subject to
 AOL's prior written approval. Subject
 to the foregoing, this Agreement will
 be fully binding  upon,  inure to the
 benefit of and be  enforceable by the
 Parties  hereto and their  respective
 successors and assigns.

 24.  Construction:  Severability.  In
 the event that any  provision 7f this
 Agreement   conflicts  with  the  law
 under which this  Agreement  is to be
 construed or if any such provision is
 held   invalid   by  a   court   with
 jurisdiction over the Parties to this
 Agreement, (i) such provision will be
 deemed to be  restated  to reflect as
 nearly  as  possible   the   original
 intentions    of   the   Parties   in
 accordance  with  applicable law, and
 (ii) the remaining terms, provisions,
 covenants  and  restrictions  of this
 Agreement  will  remain in full force
 and effect.

 25.  Remedies. Except where otherwise
 specified,  the rights  and  remedies
 granted   to  a  Party   under   this
 Agreement  are   cumulative   and  in
 addition  to, and not in lieu of, any
 other  rights or  remedies  which the
 Party  may   possess  at  law  or  in
 equity;  provided that, in connection
 with any dispute hereunder,  MP  will
 be not entitled to offset any amounts
 that it claims to be due and  payable
 from AOL  against  amounts  otherwise
 payab!e by MP to AOL.

 26.   Applicable   Law.   Except   as
 otherwise  expressly provided herein,
 this Agreement  will be  interpreted,
 construed   and   enforced   in   all
 respects in accordance  with the laws
 of  the   Commonwealth   of  Virginia
 except  for  its  conflicts  of  laws
 principles.

 27.  Export  Controls.  Both  Parties
 will adhere to all  applicable  laws,
 regulations and rules relating to the
 export of technical data and will not
 export  or  re-export  any  technical
 data, any products  received from the
 other Party or the direct  product of
 such technical data to any proscribed
 country  listed  in  such  app!icable
 laws,  regulations  and rules  unless
 properly authorized.

 28.   Headings.   The   captions  and
 headings  used in this  Agreement are
 inserted  for  convenience  only  and
 will  not  affect   the   meaning  or
 interpretation of this Agreement.

 29. Counterparts.  This Agreement may
 be executed in counterparts,  each of
 which will be deemed an original  and
 all of which together will constitute
 one and the same document

                                       27
34434-3

                                    EXHIBIT H

                              To be provided by AOL
                              ---------------------

                                       28
34434-3

                                                              Confidential Draft
                                                                   June 18, 1998
                                    EXHIBIT I

                                       29
34434-2
                arbitrators may modify the allocation of Arbitration Costs and award Attorneys' Fees in those cases where fairness dictates a different allocation of Arbitration Costs between the Parties and an award of Attorneys' Fees to the prevailing Party as determined by the arbitrators.

          7.7. Any Dispute that is not subject to final resolution by the Management Committee or to arbitration under this Section 6 or by law (collectively, "Non-Arbitration Claims") will be brought in a court of competent jurisdiction in the Commonwealth of Virginia. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the Commonwealth of Virginia, over any and all Non-Arbitration Claims and any and all actions to enforce such claims or to recover damages or other relief in connection with such claims.

  8. STANDARD TERMS. The Standard Online Commerce Terms & Conditions set forth on Exhibit F attached hereto and Standard Legal Terms & Conditions set forth on Exhibit G attached hereto are each hereby made a part of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

AMERICA ONLINE, INC.                       DATAMARK HOLDING, INC., D/B/A DIGITAL
                                           COURIER TECHNOLOGIES, INC

By:                                        By:
   ------------------------------             ------------------------------
Print Name:                                Print Name:
           ----------------------                     ----------------------
Title:                                     Title:
      ---------------------------                ---------------------------
                                       30
34434-3